Exhibit 10.19
EXECUTION
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
Originally dated as of November 15, 2007
Amended and Restated as of July 11, 2008
Amended and Restated as of September 11, 2009
between
QUEST EASTERN RESOURCE LLC
as the Borrower,
ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent
and
ROYAL BANK OF CANADA,
as Lender
$43,760,206.42 RENEWAL TERM LOAN
Dated as of September 21, 2010

i

SCHEDULES

2.01	Renewal Term Loan Commitment
5.12	ERISA Compliance
5.17	Take or Pay
5.19	Purchasers of Production
7.01	Existing Liens
7.02	Investments
7.04	Indebtedness
7.11	Transactions With Affiliates
10.02	Addresses for Notices to Borrower, Guarantors and Administrative Agent

EXHIBITS

Exhibit:	Form of:
A-1	Borrowing Notice
A-2	Conversion/Continuation Notice
A-3	Repayment Notice
B	Renewal Term Loan Note
C	Assignment and Assumption

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
     THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of September 21, 2010, between QUEST EASTERN RESOURCE LLC, a Delaware limited liability company, ROYAL BANK OF CANADA as lender (together with any permitted successor or assign, “Lender”), and ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent for Lender.
PRELIMINARY STATEMENTS
     A. Quest Resource Corporation, now known as PostRock Energy Services Corporation (the “Original Borrower”, the Administrative Agent and Lender entered into a Credit Agreement dated as of November 15, 2007 providing for an aggregate revolving credit facility of $50,000,000 (the “Original Credit Agreement”).
     B. Pursuant to a Membership Interest Purchase Agreement dated as of June 5, 2008 between PetroEdge Resources Partners, LLC, a Delaware limited liability company, as seller, and Original Borrower, as buyer, on July 11, 2008 in consideration for the payment of $140 million the Original Borrower acquired 100% of the limited liability company membership interest in PetroEdge Resources (WV) LLC, a Delaware limited liability company. PetroEdge Resources (WV) LLC owned oil and gas properties in Steuben County, New York, in Potter, Somerset and Lycoming Counties, Pennsylvania, and in Braxton, Cabell, Calhoun, Doddridge, Gilmer, Kanawha, Lewis, Lincoln, Monongalia, Pleasants, Putnam, Ritche, Wetzel and Wood Counties, West Virginia.
     C. Effective as of July 11, 2008, PetroEdge Resources (WV) LLC changed its name to Quest Eastern Resource LLC.
     D. Pursuant to an Agreement for Purchase and Sale dated as of July 11, 2008 among Original Borrower, Quest Eastern Resource LLC and Quest Cherokee, LLC, a Delaware limited liability company, Quest Eastern Resource LLC agreed to sell its producing oil and gas properties to Quest Cherokee, LLC for $70,000,000. Pursuant to an Assignment of Certain Lease Interests and Bill of Sale dated as of July 11, 2008 among Quest Eastern Resource LLC, as assignor, and Quest Cherokee, LLC, as assignee (the “Well Bore Assignment”), Quest Eastern Resource LLC conveyed and assigned to Quest Cherokee, LLC all of its producing properties in Steuben County, New York, and in Braxton, Cabell, Calhoun, Doddridge, Gilmer, Kanawha, Lewis, Lincoln, Monongalia, Pleasants, Putnam, Ritche, Wetzel and Wood Counties, West Virginia.
     E. The Original Credit Agreement was amended and restated in its entirety by an Amended and Restated Credit Agreement dated as of July 11, 2008 among the Original Borrower, Administrative Agent and Lender (the “First Amended and Restated Credit Agreement”). Pursuant to the First Amended and Restated Credit Agreement the outstanding balance of $35,000,000 owing under the Original Credit Agreement was converted to a $35,000,000 term loan with a maturity date of July 11, 2010 (the “Original Term Loan”).
     F. Pursuant to a Guaranty dated July 11, 2008 (the “Quest Eastern Guaranty”), Quest Eastern Resource LLC guaranteed the indebtedness of the Original Borrower under the First Amended and Restated Credit Agreement. Additionally, Quest Eastern Resource LLC granted a mortgage lien to the Administrative Agent for the benefit of the Lender on all of Quest Eastern Resource LLC’s oil and gas properties remaining after giving effect to the Well Bore Assignment (other than the Steuben County,
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New York oil and gas properties which were not mortgaged because of New York mortgage tax considerations).
     G. In connection with a Fourth Amendment to the First Amended and Restated Credit Agreement, dated as of May 29, 2009, in lieu of paying the 1% amendment fee payable in connection therewith, the Original Borrower issued to Lender a $282,500.00 note dated May 29, 2009 with a maturity date of July 11, 2010 evidencing a payment-in-kind loan in the same amount (the “First PIK Loan”).
     H. In connection with a Fifth Amendment to the First Amended and Restated Credit Agreement, dated as of June 30, 2009, in lieu of paying a $25,000.00 amendment fee in connection therewith, the Original Borrower issued to the Lender a $25,000.00 note dated June 30, 2009 with a maturity date of July 11, 2010 evidencing a payment-in-kind loan in the same amount (the “Second PIK Loan”).
     I. In connection with a Fifth Amendment to the First Amended and Restated Credit Agreement, dated as of June 30, 2009, in lieu of paying interest accrued on the indebtedness outstanding under the First Amended and Restated Credit Agreement and due and payable on June 30, 2009, the Original Borrower issued to Lender a $862,785.96 note dated June 30, 2009 with a maturity date of September 30, 2009 evidencing a loan in the same amount (the “Interest Deferral Loan”).
     J. The First Amended and Restated Credit Agreement was amended and restated in its entirety by a Second Amended and Restated Credit Agreement dated as of September 11, 2009 among the Original Borrower, Administrative Agent and Lender (the “Second Amended and Restated Credit Agreement”). Pursuant to the Second Amended and Restated Credit Agreement, Lender agreed to advance up to an additional $8,000,000 to the Original Borrower to fund the development by Quest Eastern Resource LLC of three wells in Wetzel County, West Virginia pursuant to an Amended and Restated Farmout Agreement dated January 13, 2009 but effective as of August 20, 2006 and to fund certain general and administrative expenses, working capital and other corporate purposes of the Original Borrower (the “Revolving O&G Development Loan”). The Revolving O&G Development Loan was non-interest bearing but in consideration of the Revolving O&G Development Loan (i) the Original Borrower agreed to pay on a deferred basis a $2,000,000 facility fee (the “2009 Facility Fee”) and (ii) Quest Eastern Resource LLC granted to Lender a 2% overriding royalty interest on Quest Eastern Resource LLC’s oil and gas properties and Quest Oil and Gas, LLC granted to Lender a 2% overriding royalty interest on Quest Oil and Gas, LLC’s oil and gas properties.
     K. Pursuant to the Second Amended and Restated Credit Agreement, the maturity of the Revolving O&G Development Loan, Interest Deferral Loan, First PIK Loan, and Second PIK Loan was extended to October 9, 2010 and the maturity of the Original Term Loan (whose outstanding principal balance as of September 11, 2009 was $28,250,000) was extended to January 11, 2012.
     L. The Original Borrower has requested that Lender in consideration for PEC (as hereafter defined) entering into the Asset Sale Agreement (hereinafter defined) agree to (i) permit Quest Eastern Resource LLC to assume, as borrower, the indebtedness owing under the Second Amended and Restated Credit Agreement and in connection therewith to release (a) the Original Borrower from any liability or obligation to repay amounts owing under the Second Amended and Restated Credit Agreement and (b) each of Quest Mergersub, Inc., Quest Oil & Gas, LLC and Quest Energy Service, LLC from their respective guarantees of the indebtedness owing under the Second Amended and Restated Credit Agreement and from their respective mortgages and security agreements, (ii) renew, extend and rearrange
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the indebtedness evidenced by the Original Term Loan, Revolving O&G Development Loan, Interest Deferral Loan, First PIK Loan, and Second PIK Loan into a renewal term loan and lend an amount equal to the unpaid 2009 Facility Fee resulting in a renewal term loan in the aggregate principal amount of $43,760,206.42, which will bear interest and mature as herein provided, (iii) release the liens on all the Collateral owned by the companies described in subsection (b) above, (iv) agree upon an Approved Disposition to reconvey the ORRI’s to their respective grantors (or their designees) respectively; and (v) amend and restated the Second Amended and Restated Credit Agreement in its entirety, and Lender, subject to the terms and conditions set forth herein, has agreed to the requests set forth in clauses (i)-(v) of this Preliminary Statement L and in furtherance thereof the parties have agreed to amend and restate the Second Amended and Restated Credit Agreement in its entirety.
     M. Administrative Agent and Lender agree upon the effectiveness of this Agreement to release and discharge from any liability associated with the Indebtedness under this Agreement and under the Loan Documents each of the Original Borrower, Quest Mergersub, Inc., Quest Energy Service, LLC and Quest Oil & Gas, LLC (collectively with the Original Borrower, the “Restatement Date Released Parties”).
     N. Borrower, Administrative Agent and Lender have agreed to amend and restate in its entirety the Second Amended and Restated Credit Agreement on the terms and conditions set forth herein and to renew, rearrange and extend the Indebtedness outstanding under the Second Amended and Restated Credit Agreement (but not to repay or payoff such Indebtedness).
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree that the Second Amended and Restated Credit Agreement is amended and restated in its entirety to read as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined Terms.
     As used in this Agreement, the terms defined in the introductory paragraph hereof shall have the meanings therein indicated and the following terms shall have the meanings set forth below:
     Administrative Agent means Royal Bank of Canada in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     Administrative Agent’s Office means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lender.
     Affiliate means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be controlled by any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
     Agent-Related Persons means the Administrative Agent (including any successor administrative agent), the Collateral Agent (including any successor collateral agent) and their respective Affiliates (including the officers, directors, employees, agents and attorneys-in-fact of such Person).
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and Restated Credit Agreement

     Agreement means this Third Amended and Restated Credit Agreement.
     Applicable Rate means, from time to time, at the Borrower’s election either of the following per annum rates: (i) the Eurodollar Rate plus 4%, or (ii) the Base Rate plus 3%.
     Approved Disposition means a Disposition of the limited liability company membership interest in Borrower or of all or substantially all of the Oil and Gas Properties in a transaction permitted under the Asset Sale Agreement.
     Asset Sale Agreement means that certain Asset Sale Agreement of even date herewith among PEC and Lender providing that if pursuant to the Approved Disposition the limited liability company membership interest in the Borrower or Oil and Gas Properties generate less than a specified amount of Net Cash Proceeds, PEC will pay, either in cash or common stock of PEC or some combination of both, a specified amount to the Lender.
     Assignment and Assumption means an Assignment and Assumption substantially in the form of Exhibit C.
     Assumption Agreement means the Assumption Agreement, dated of even date herewith, by and between PESC and the Borrower and consented to by the Lender, wherein the Borrower assumes all of the obligations of PESC under the Second Amended and Restated Credit Agreement.
     Attorney Costs means and includes the reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services and disbursements of internal counsel.
     Authorizations means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.
     Base Rate means for any day a fluctuating rate per annum equal to the greater of (a) the Federal Funds Rate plus one-half of one percent (0.5%), and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or Federal Funds Rate shall be effective automatically and without notice to Borrower or the Lender on the effective date of such change in the Prime Rate or Federal Funds Rate, respectively.
     Base Rate Loan means a Loan that bears interest based on the Base Rate.
     Board means the Board of Governors of the Federal Reserve System of the United States.
     Borrower means Quest Eastern Resource LLC, a Delaware limited liability company, originally a guarantor of the Indebtedness owing under the Second Amended and Restated Credit Agreement who has assumed the Indebtedness owing under this Agreement pursuant to the Assumption Agreement.
     Borrowing means the borrowing of the Renewal Term Loan made by the Lender pursuant to Section 2.01 on the Restatement Date to renew, rearrange and extend the outstanding principal and accrued, unpaid interest owing on the Original Term Loan, Revolving O&G Development Loan, Interest Deferral Loan, First PIK Loan, and Second PIK Loan and to pay the 2009 Facility Fee.
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     Borrowing Notice means a notice of (a) the Borrowing, (b) a conversion of all or part of the Renewal Term Loan from one Type to the other, or (c) a continuation of all or part of the Renewal Term Loan as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1 or A-2, as applicable.
     Business Day means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of New York, or are in fact closed and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.
     Capital Lease means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.
     Cash Equivalents means:
     (a) United States Dollars;
     (b) direct general obligations, or obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof having remaining maturities of not more than thirteen (13) months, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemptions;
     (c) certificates of deposit and eurodollar-time deposits with remaining maturities of thirteen (13) months or less, bankers acceptances with remaining maturities not exceeding one hundred eighty (180) days, overnight bank deposits and other similar short term instruments, in each case with any domestic commercial bank having capital and surplus in excess of $250,000,000 and having a rating of at least “A2” by Moody’s or at least “A” by S&P;
     (d) repurchase obligations with a remaining term of not more than thirteen (13) months for underlying securities of the types described in (b) and (c) above entered into with any financial institution meeting the qualifications in (c) above;
     (e) commercial paper (having remaining maturities of not more than two hundred seventy (270) days) of any Person rated “P-1” or better by Moody’s or “A-1” or the equivalent by S&P;
     (f) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
     (g) money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clause (a) through (f) above, except that with respect to the maturities of the assets included in such funds the requirements of clauses (a) through (f) shall not be applied to the individual assets included in such funds but to the weighted-average maturity of all assets included in such funds.
     Change in Law means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by
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any Governmental Authority after the date of this Agreement or (c) compliance by the Lender (or, for purposes of Section 3.04(b), by any Lending Office of the Lender or by the Lender’s holding company) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     Change of Control means (a) PESC shall fail to own, directly or indirectly, or fail to have voting control over, 100% of the limited liability company membership interest in the Borrower except in connection with (i) an Approved Disposition or (ii) a joint venture arrangement formed between PESC and another Person, in which PESC continues to own at least forty percent (40%) of the limited liability company membership interest in the Borrower, (b) any Person, entity or group (other than PEC or White Deer Energy or its Affiliates) acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 51% or more of the equity interests in PESC, or (c) a PEC Change of Control shall occur.
     Code means the Internal Revenue Code of 1986.
     Collateral means (a) 100% of the limited liability company membership interest in Borrower owned by PESC and (b) all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower in or upon which a Lien now or hereafter exists in favor of the Lender, or the Administrative Agent or Collateral Agent on behalf of the Lender, including, but not limited to substantially all of the Oil and Gas Properties and personal property of the Borrower, whether under this Agreement or the Collateral Documents and delivered to the Administrative Agent, Collateral Agent or the Lender.
     Collateral Agent means Royal Bank of Canada in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
     Collateral Documents means each Mortgage, the Security Agreement and the Pledge Agreement.
     Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     Debtor Relief Laws means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     Default means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     Default Rate means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Eurodollar Rate Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.
     Deferred Payment Amount has the meaning set forth in the Asset Sale Agreement.
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     Disposition or Dispose means the sale (excluding the sale of inventory in the ordinary course of business), transfer, license or other disposition (including any sale and leaseback transaction) of any property (including stock, partnership and other equity interests but excluding sale of inventory in the ordinary course of business) by any Person of property owned by such Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, an Approved Disposition is a Disposition.
     Dollar and $ means lawful money of the United States.
     Eligible Assignee means (a) an Affiliate of a Lender, and (b) any other Person (other than a natural Person) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing, the Borrower (the Borrower’s approval not to be unreasonably withheld, conditioned or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, or any of its Affiliates.
     Environmental Law means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §9601 et seq.) (“CERCLA”), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. § 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. § 1100 1 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. § 4321 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. §401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 201 and § 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.
     ERISA means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.
     ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions of this Agreement relating to obligations imposed under Section 412 of the Code).
     ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a
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Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower.
     Escrowed Amount has the meaning set forth in the Asset Sale Agreement.
     Eurodollar Rate means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum described below:
     (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the LIBOR I screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or
     (b) if the rate referenced in the preceding subsection (a) is not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.
     Eurodollar Rate Loan means a Loan that bears interest at a rate based on the Eurodollar Rate.
     Event of Default means any of the events or circumstances specified in Article VIII.
     Excluded Assets means any contracts, agreements or permits as to which the granting of a security interest in same would cause a default, termination or penalty thereunder or under any applicable requirement of a Governmental Authority.
     FA Costs means and includes the reasonable fees and disbursements of any financial advisory or consulting firm to Lender or the Administrative Agent.
     Federal Funds Rate means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
Quest Eastern Amended
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     First Amended and Restated Credit Agreement has the meaning set forth in Preliminary Statement E.
     First PIK Loan has the meaning set forth in Preliminary Statement G.
     Foreign Lender means the Lender if it is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     G&A Formula means the Modified Massachusetts Formula, which establishes a three-part factor using assets, payroll (labor/headcount), and revenue to allocate general and administrative expenses. The G&A Formula will be adjusted annually subsequent to PEC’s annual audit and applied to the entire year following such audit. For the remainder of 2010, general and administrative expenses will be allocated based on the G&A formula for the first seven months of 2010. The applicable percentages are 2.4% to Borrower; 15.5% to PostRock KPC Pipeline, LLC and 82.1% to PESC.
     GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversights Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.
     Governmental Authority means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other legal entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     Guaranty Obligation means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other payment obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other payment obligation of the payment of such Indebtedness or other payment obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other payment obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other payment obligation of the payment thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other payment obligation of any other Person, whether or not such Indebtedness or other payment obligation is assumed by such Person; provided, however, that the term “Guaranty Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be the lesser of (a) an amount equal to the stated or determinable outstanding amount of the related primary obligation and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless the outstanding amount of such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or
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determinable, in which case the amount of such Guaranty Obligation shall be the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
     Hazardous Substance means any substance that poses a threat to, or is regulated to protect, human health, safety, public welfare, or the environment, including without limitation: (a) any “hazardous substance,” “pollutant” or “contaminant,” and any “petroleum” or “natural gas liquids” as those terms are defined or used under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ( 42 U.S.C. §§ 9601 et seq.) (CERCLA), (b) “solid waste” as defined by the federal Solid Waste Disposal Act (42 U. S.C. § § 6901 et seq.), (c) asbestos or a material containing asbestos, (d) any material that contains lead or lead-based paint, (e) any item or equipment that contains or is contaminated by polychlorinated biphenyls, (f) any radioactive material, (g) urea formaldehyde, (h) putrescible materials, (i) infectious materials, (j) toxic microorganisms, including mold, or (k) any substance the presence or Release of which requires reporting, investigation or remediation under any Environmental Law.
     Hydrocarbons means crude oil, condensate, natural gas, natural gas liquids, coal bed methane and other hydrocarbons and all products refined or separated therefrom.
     Indebtedness means, as to any Person at a particular time, all of the following:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) the face amount of all letters of credit (including standby and commercial), banker’s acceptances, surety bonds, and similar instruments issued for the account of such Person, and, without duplication, all drafts drawn and unpaid thereunder;
     (c) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, other than trade accounts payable in the ordinary course of business not overdue by more than 90 days, and Indebtedness of others (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person, whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse;
     (d) all obligations of such Person under conditional sales or other title retention agreements relating to property acquired by such Person;
     (e) Capital Leases and Synthetic Lease Obligations of such Person; and
     (f) all Guaranty Obligations of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Required Lenders. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. In addition, the determination of Indebtedness of the Borrower and/or its Subsidiaries shall be made on a consolidated basis without taking into account any Indebtedness owed by any such Person to any other such Person.
Quest Eastern Amended
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     Indemnified Liabilities has the meaning set forth in Section 10.05.
     Indemnitees has the meaning set forth in Section 10.05.
     Interest Deferral Loan has the meaning set forth in Preliminary Statement I.
     Interest Payment Date means, (a) as to a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Eurodollar Rate Loan occurring on or after March 31, 2011; provided, however, that if any Interest Period for a Eurodollar Rate Loan occurring on or after March 31, 2011 exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December, commencing March 31, 2011, and the Maturity Date.
     Interest Period means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Borrowing Notice; provided that:
     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (iii) no Interest Period shall extend beyond the Maturity Date.
     Investment means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon, and shall, if made by the transfer or exchange of property other than cash be deemed to have been made in an amount equal to the fair market value of such property.
     IRS means the United States Internal Revenue Service.
     ISDA means the International Swaps and Derivatives Association, Inc.
     JOA means, collectively, each joint operating agreement to which Borrower is a party with respect to any of its Oil and Gas Properties.
Quest Eastern Amended
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     Laws means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, any Governmental Authority.
     Leases means oil and gas leases and all oil, gas and mineral leases constituting any part of the Oil and Gas Properties.
     Lender has the meaning specified in the introductory paragraph hereto.
     Lending Office means, as to Lender, such other office or offices as the Lender may from time to time notify the Borrower and the Administrative Agent.
     Lien means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever to secure or provide for payment of any obligation of any Person (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction, other than any financing statement filed as a notice filing), including the interest of a purchaser of accounts receivable.
     Loan Documents means this Agreement, the Renewal Term Loan Note, each of the Collateral Documents, the Asset Sale Agreement and each other agreement, document or instrument delivered by the Borrower from time to time in connection with this Agreement and the Note.
     Loan means the Renewal Term Loan and, with respect to all or a portion thereof, its Type as a Base Rate Loan or Eurodollar Rate Loan.
     Marketable Title means good and indefeasible title, free and clear of all Liens other than Permitted Liens.
     Margin Regulations means Regulations U, T and X of the Board.
     Material Adverse Effect means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Borrower; (b) a material adverse effect on the ability of Borrower to perform its obligations under the Loan Documents to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of the Loan Documents, except to the extent that any such change or effect arises or results from (A) changes in general economic, capital market, regulatory or political conditions or changes in Law or accounting policies or the interpretation thereof, (B) changes that affect generally the industries in which the Borrower is engaged, (C) any changes or fluctuations in the prices of oil, natural gas or any other commodity, or (D) any war, act of terrorism, civil unrest, acts of God or similar events occurring after the Restatement Date; provided however, that with respect to each case described in (a)-(c) foregoing, Material Adverse Effect shall take into account the impact of the White Deer Energy Investment and the closing of the transactions occurring contemporaneously with this Agreement and shall exclude events that have been the subject of public filings of PEC or of which Lender otherwise has knowledge.
Quest Eastern Amended
and Restated Credit Agreement

     Maturity Date means June 30, 2013.
     Maximum Amount and Maximum Rate respectively mean, for the Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, the Lender is permitted to contract for, charge, take, reserve, or receive on the Obligations.
     Midstream Business means gathering, transportation, fractionation, processing, marketing, and storage of natural gas, crude oil, natural gas liquids and other liquid and gaseous hydrocarbons and businesses closely related to the foregoing.
     Moody’s means Moody’s Investors Service, Inc.
     Mortgaged Properties means collectively all the Mortgaged Property as defined in the Mortgages and Mortgaged Property individually means any one of such Mortgaged Properties.
     Mortgages means the mortgages, deeds of trust, or similar instruments executed by the Borrower in favor of Administrative Agent or Collateral Agent, for the benefit of the Lender, and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therefor) and Mortgage means each of such Mortgages.
     Multiemployer Plan means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.
     Net Cash Proceeds means with respect to any Disposition, cash (including any cash received by way of Deferred Payment Amount as and when received or by release of an Escrowed Amount as and when received) received by the Borrower in connection with and as consideration therefor, on or after the date of consummation of such transaction, net of (i) an amount equal to any intercompany loans made by PESC to Borrower after the Restatement Date and prior to the date of the Disposition; (ii) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred including, without limitation, the commission to be paid to Robert W. Baird & Company under a contract with PEC in which Robert W. Baird & Company is to solicit bids for a sale of the Marcellus Assets (or 100% of the equity of the Borrower), and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Disposition; (iii) all payments made on any Indebtedness (other than the Indebtedness governed by this Agreement and the other Loan Documents) which is secured by any assets subject to such Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Disposition, or by applicable Law be repaid out of the proceeds from such Disposition; (iv) all distributions and other payments required to be made to minority interest holders or joint ventures or to holders of royalty or similar interests as a result of such Disposition; (v) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP against any liabilities associated with the assets disposed of in such Disposition and retained by the Borrower after such Disposition; (vi) any Escrowed Amount, and (vii) any Deferred Payment Amount.
     Note means the Renewal Term Loan Note.
     Obligations means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under the Loan Document, whether direct or indirect (including those acquired by
Quest Eastern Amended
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assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming the Borrower as the debtor in such proceeding.
     Oil and Gas Properties means fee, leasehold or other interests in or under mineral estates or Hydrocarbon leases with respect to properties situated in the United States owned by the Borrower, including overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and properties, real or personal, appertaining, belonging, affixed or incidental thereto.
     Organization Documents means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.
     Original Borrower has the meaning set forth in Preliminary Statement A.
     Original Credit Agreement has the meaning set forth in Preliminary Statement A.
     Original Term Loan has the meaning set forth in Preliminary Statement E.
     ORRI means those certain conveyances of overriding royalty interests by the Borrower and Quest Oil and Gas, LLC to the Lender.
     Other Taxes has the meaning specified in Section 3.01(b).
     Outstanding Amount on any date means the outstanding principal amount of the Renewal Term Loan.
     Participant has the meaning specified in Section 10.07(d).
     PBGC means the Pension Benefit Guaranty Corporation.
     PEC means PostRock Energy Corporation, a Delaware corporation.
     PEC Change of Control means the acquisition by any Person (other than White Deer Energy or its Affiliates), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of, and warrants relating to, Voting Stock of PEC; provided, however, that a merger of PEC into another entity in which the other entity is the survivor shall not be deemed a PEC Change of Control if PEC’s stockholders of record as constituted immediately prior to such acquisition hold more than 50% of the outstanding shares of, and warrants relating to, Voting Stock of the surviving entity; provided further, however, that in no event will the issuance of new equity by PEC result in a PEC Change of Control.
Quest Eastern Amended
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     Pension Plan means any “employee pension benefit plan” (as such term is defined in Section 3(2)(A) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or to which the Borrower contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.
     Permitted Liens means Liens permitted under Section 7.01 as described in such Section.
     Person means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.
     PESC means PostRock Energy Services Corporation, a Delaware corporation.
     Plan means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.
     Pledge Agreement means the pledge agreement executed by PESC in favor of the Administrative Agent and the Collateral Agent for the benefit of the Lender pledging 100% of the limited liability company membership interest in Borrower, in form and substance acceptable to the Administrative Agent, and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therefor).
     Prime Rate means for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its U.S .“prime rate.” Such rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.
     Proved Reserves means Proved Reserves as defined in the Definitions for Oil and Gas reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.
     PV10 means the present worth of future net revenue, discounted to present value at the simple interest rate of ten percent (10%) per year.
     Quest Eastern Guaranty has the meaning set forth in Preliminary Statement F.
     Related Parties means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliate.
     Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.
     Renewal Term Loan means an extension of credit by the Lender to the Borrower pursuant to Section 2.01 of this Agreement.
     Renewal Term Loan Commitment means an amount equal to $43,760,206.42.
Quest Eastern Amended
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     Renewal Term Loan Note means that certain promissory note in the original principal amount of $43,760,206.42 dated of even date herewith, from Borrower payable to the order of Lender evidencing the Renewal Term Loan.
     Reportable Event means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     Repayment Notice means a notice of repayment of a Borrowing pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit A-3.
     Reserve Report means a report regarding the Proved Reserves attributable to the Oil and Gas Properties, using the criteria and parameters required by and acceptable to the SEC and incorporating the present cost of appropriate plugging and abandonment obligations to be incurred in the future, taking into account any plugging and abandonment fund required to be accrued or established by Borrower out of cash flow from the Oil and Gas Properties covered by such report with respect to such future obligations.
     Responsible Officer means the president, chief executive officer, executive vice president, senior vice president, vice president, chief financial officer, controller, treasurer or assistant treasurer of Borrower or PESC, as applicable. Any document delivered hereunder that is signed by a Responsible Officer of Borrower or PESC, as applicable, shall be conclusively presumed to have been authorized by all necessary limited liability company and/or other action on its part and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower or PESC, as applicable.
     Restatement Date means the date upon which all the conditions precedent in Section 4.01 have been complied with or waived by Administrative Agent and this Agreement has been executed by Borrower, the Lender and the Administrative Agent at which time it shall replace, amend and restate the Second Amended and Restated Credit Agreement in its entirety.
     Restatement Date Released Parties has the meaning set forth in Preliminary Statement M.
     Restricted Payment by Borrower means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest in Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interest or of any option, warrant or other right to acquire any such equity interest.
     Restructure Transactions means the series of corporate transactions involving PESC and Affiliates of PESC concluding on the date of this Agreement that includes the amendment of the relevant Organization Documents and the amendment or termination of various agreements that relate to the entities and their intercompany transactions or are impacted by such corporate transactions, including the White Deer Energy Investment in PEC occurs.
     Revolving O&G Development Loan has the meaning set forth in Preliminary Statement J.
     Rights means rights, remedies, powers, privileges, and benefits.
     S&P means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.
     SEC means the Securities and Exchange Commission.
Quest Eastern Amended
and Restated Credit Agreement

     Second Amended and Restated Credit Agreement has the meaning set forth in Preliminary Statement J.
     Second PIK Loan has the meaning set forth in Preliminary Statement H.
     Security Agreement means the pledge and security agreements executed by the Borrower in favor of the Administrative Agent and the Collateral Agent for the benefit of the Lender, in form and substance acceptable to the Administrative Agent, and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therefor).
     Subsidiary of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
     Swap Contract means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     Synthetic Lease Obligation means the monetary obligation of a Person under (a) a so-called synthetic or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which are depreciated for tax purposes by such Person.
     Taxes has the meaning set forth in Section 3.01(a).
     Transfer Payments by Borrower means any payment for services or materials or payment for or on account of (i) costs or expenses directly incurred by PESC, and (ii) reimbursement of costs or expenses including in connection with any contractual arrangement, tax sharing arrangement, general and administrative overhead sharing arrangement or other agreement.
     2009 Facility Fee has the meaning set forth in Preliminary Statement J.
     Type means, with respect to all or a portion of the Renewal Term Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
Quest Eastern Amended
and Restated Credit Agreement

     Unfunded Pension Liability means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     United States or U.S. means the United States of America, its fifty states and the District of Columbia.
     Voting Stock means the capital stock (or equivalent thereof) of any class or kind, of a Person, the holders of which are entitled to vote for the election of directors, managers, or other voting members of the governing body of such Person.
     Well Bore Assignment has the meaning set forth in Preliminary Statement D.
     White Deer Energy means any one or more of White Deer Energy L.P. a Cayman Islands exempted limited partnership, White Deer Energy TE L.P., and White Deer Energy FI L.P.
     White Deer Energy Investment means the purchase, on or prior to the date hereof, by White Deer Energy of shares of Series A Cumulative Redeemable Preferred Stock issued by PEC, together with warrants to purchase common stock and Series B Preferred Stock, for at least $50,000,000 as an initial investment, with White Deer Energy reserving $30,000,000 of additional capital to be invested in equity of PEC under the terms and conditions of that certain Securities Purchase Agreement, by and among PEC and White Deer Energy.
     1.02 Other Interpretive Provisions.
     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
     (b) (i) The words “herein” and “hereunder” and words of similar import when used in the Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
     (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.
     (iii) The term “including” is by way of example and not limitation.
     (iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.
     (c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Quest Eastern Amended
and Restated Credit Agreement

     1.02 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by the Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
ARTICLE II.
RENEWAL TERM LOAN
     2.01 Renewal Term Loan. The Renewal Term Loan is a renewal, extension and rearrangement of the indebtedness evidenced by the Original Term Loan, the Revolving O&G Development Loan, the Interest Deferral Loan, the First PIK Loan, and the Second PIK Loan outstanding as of the Restatement Date and evidences the payment of the 2009 Facility Fee and Deferred Interest. It does not include the accrued overriding royalties. The Borrower and Lender acknowledge that as of the Restatement Date the amounts owing under such loans are as follows:

Outstanding amount or principal and accrued and
Obligation	unpaid interest, if any
Original Term Loan	$28,250,000.00
Revolving O&G Development Loan	$7,300,000.00
Interest Deferral Loan	$862,785.96
First PIK Loan	$282,500.00
Second PIK Loan	$25,000.00
2009 Facility Fee	$2,000,000.00
Deferred Interest	$5,039,920.46
Accrued overriding royalties	$29,000.00
From and after the Restatement Date, interest shall accrue on the Renewal Term Loan at the Applicable Rate, as further provided in Section 2.05. Interest may accrue on the Renewal Term Loan at the Base Rate or Eurodollar Rate, as further provided herein.
     2.02 Initial Funding of the Renewal Term Loan, Conversions and Continuations Thereof Loans.
     (a) The initial funding of the Renewal Term Loan on the Restatement Date, each conversion of all or a portion of the Renewal Term Loan from one Type to the other, and each continuation of all or a portion of the Renewal Term Loan as the same Type shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than noon, New York time, (i) three Business Days prior to the
Quest Eastern Amended
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conversion to or continuation of Eurodollar Rate Loans, and (ii) one Business Day prior to the conversion of Eurodollar Rate Loans to Base Rate Loans, or the requested date of the initial funding of the Renewal Term Loan on the Restatement Date as a Base Rate Loan. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Notice, appropriately completed and signed by a Responsible Officer of the Borrower. The conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. The Borrowing on the Restatement Date as a Base Rate Loan shall be in the amount of the Renewal Term Loan Commitment and any conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $10,000 in excess thereof. Each Borrowing Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing on the Restatement Date, a conversion of all or a portion of the Renewal Term Loan from one Type to the other, or a continuation of all or a portion of the Renewal Term Loan as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Borrowing Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loan shall be made or continued as, or converted to, a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loan. If the Borrower requests a Borrowing of, conversion to, or continuation of a Eurodollar Rate Loan in any such Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
     (b) Following receipt of a Borrowing Notice, the Administrative Agent shall promptly notify the Lender of the applicable Borrowing, conversion or continuation, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify the Lender of the details of any automatic conversion to a Base Rate Loan described in the preceding subsection. In the case of the Borrowing on the Restatement Date, the Lender shall be deemed to have made the amount of its Renewal Term Loan available to the Borrower by making appropriate book entries to show the Original Term Loan, Revolving O&G Development Loan, First PIK Loan, Second PIK Loan and Interest Deferral Loan to have been refinanced in full and the Facility Fee has been paid in full.
     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Loan may be converted to or continued as Eurodollar Rate Loan without the consent of the Lender, and the Lender may demand that all or any portion of the then outstanding Eurodollar Rate Loan be converted immediately to a Base Rate Loan. The Administrative Agent shall promptly notify the Borrower and the Lender of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.
     (d) After giving effect to the initial funding of the Renewal Term Loan, all conversions of the Renewal Term Loan from one Type to the other, and all continuations of the Renewal Term Loan as the same Type, there shall not be more than two (2) Interest Periods in effect at any given time with respect to the Renewal Term Loan.
     2.03 Prepayments.
Quest Eastern Amended
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     (a) Optional Prepayments. The Borrower may, upon delivery of a Repayment Notice to the Administrative Agent, at any time or from time to time voluntarily prepay in whole or in part the Renewal Term Loan outstanding hereunder without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than noon, New York time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $25,000 or a whole multiple of $25,000 in excess thereof; provided that any prepayment may be in an aggregate amount that is equal to the entire Outstanding Amount of the Renewal Term Loan. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify the Lender of its receipt of each such notice. The Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.
     (b) Mandatory Prepayments.
     (i) Dispositions. If any Net Cash Proceeds are received by the Borrower from one or more Dispositions but excluding any Disposition permitted by Section 7.07(a) and Section 7.07(c)), the Borrower shall immediately upon receipt of such Net Cash Proceeds repay the Obligations in an aggregate amount equal to 100% of such Net Cash Proceeds. Contemporaneously with such repayment, any amount payable by PEC to Lender pursuant to the Asset Sale Agreement will be paid (or in the case of the issuance of stock of PEC, delivered) to the Administrative Agent. If an Approved Disposition has occurred and PEC has performed its obligations under the Asset Sale Agreement, then Lender shall forgive any amount hereunder remaining unpaid.
     (ii) Insurance Proceeds. If pursuant to Section 6.07(b) any payments in excess of $1,000,000 are received by the Borrower in connection with any casualty insurance policy and the Administrative Agent elects to apply any portion of such payment as a mandatory prepayment of the Renewal Term Loan, Borrower shall immediately upon receipt of such insurance proceeds repay the Obligations in an aggregate amount equal to such portion in accordance with Section 6.07(b).
     (c) Prepayments: Interest/Consequential Loss. All prepayments under Section 2.03(a) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.
     2.04 Repayment of Renewal Term Loan. The Borrower shall repay to the Lender on the Maturity Date the Renewal Term Loan, including all interest accrued on the Renewal Term Loan.
     2.05 Interest.
     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate
Quest Eastern Amended
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     (b) If any amount payable by Borrower under the Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, but in no event to exceed the Maximum Rate. Furthermore, while any Event of Default exists or after acceleration of the Renewal Term Loan (i) the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate, but in no event to exceed the Maximum Rate, and (ii) accrued and unpaid interest on past due amounts (including interest on past due interest, to the extent allowed by Law) shall be due and payable upon demand.
     (c) Interest on the Renewal Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     (d) If the designated rate applicable to the Renewal Term Loan exceeds the Maximum Rate, the rate of interest on such Loan shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Outstanding Amount of the Renewal Term Loan, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, the Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on such Outstanding Amount.
     2.06 Computation of Interest. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of interest on Eurodollar Rate Loans shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.
     2.07 Evidence of Debt. The Renewal Term Loan made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and the Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lender to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by the Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Lender shall control absent manifest error. Upon the request of the Lender made through the Administrative Agent, the Renewal Term Loan may be evidenced by a promissory note.
     2.08 Payments Generally.
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     (a) Subject to Sections 2.04 and 2.05, all payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the Lender, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than noon, New York time, on the date specified herein. The Administrative Agent will promptly distribute to the Lender such payment in like funds as received by wire transfer to the Lender’s Lending Office. All payments received by the Administrative Agent after noon, New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
     (b) Subject to the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be..
     (c) If no Event of Default exists and if no order of application is otherwise specified in the Loan Documents, payments and prepayments of the Obligations shall be applied first to accrued interest then due and payable on the Outstanding Amount of the Renewal Term Loan and then to the remaining Obligations in the order and manner as Borrower may direct.
     (d) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully the Obligations, or if an Event of Default exists, any payment or prepayment shall be applied in the following order: (i) to the payment of enforcement expenses incurred by the Administrative Agent, including Attorney Costs; (ii) to the ratable payment of all fees, expenses and indemnities (including amounts payable under Article III) for which the Administrative Agent or Lender have not been paid or reimbursed in accordance with the Loan Documents (as used in this Section 2.08(d)(ii), a “ratable payment” for the Lender or the Administrative Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses and indemnities owed to the Lender or the Administrative Agent bears to the total aggregate fees, expenses and indemnities owed to the Lender and the Administrative Agent on such date of determination); (iii) to the payment of accrued and unpaid interest on the Outstanding Amount of, and to payment of the Outstanding Amount of, the Renewal Term Loan; and (iv) to the payment of the remaining Obligations, if any, in the order and manner the Lender deems appropriate.
     (e) Nothing herein shall be deemed to obligate the Lender to obtain the funds for the Renewal Term Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for the Renewal Term Loan in any particular place or manner.
ARTICLE III.
TAXES AND YIELD PROTECTION
     3.01 Taxes.
     (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or the Lender under the Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto; excluding, in the case of the Administrative Agent and the Lender, taxes imposed on or measured by its net income (including any franchise taxes imposed
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on or measured by its net income), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or the Lender, as the case may be, is organized or maintains its Lending Office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under the Loan Document to the Administrative Agent or the Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws.
     (b) In addition, the Borrower agrees to pay any and all present or future stamp, mortgage, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under the Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, the Loan Document (hereinafter referred to as “Other Taxes”).
     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under the Loan Document to the Administrative Agent or the Lender, the Borrower shall also pay to the Administrative Agent (for the account of the Lender) or to the Lender, at the time interest is paid, such additional amount that the Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) the Lender would have received if such Taxes or Other Taxes had not been imposed.
     (d) The Borrower agrees to indemnify the Administrative Agent and the Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and the Lender, and (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, except to the extent such sums are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or the Lender, as applicable. Neither the Administrative Agent nor the Lender shall be entitled to receive any payment with respect to any indemnity claim under this Section 3.01 with respect to Taxes or Other Taxes that are incurred or accrued more than 180 days prior to the date such party gives notice and demand with respect thereto to the Borrower. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.
     (e) As soon as practicable after any payment of indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (f) A Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly
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completed and executed documentation prescribed by applicable Law, or reasonably requested by Borrower, as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not the Lender is subject to backup withholding or information reporting requirements.
     Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, if Lender is a Foreign Lender it shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) from time to time upon the request of the Borrower or the Administrative Agent, but only if Lender is legally entitled to do so, whichever of the following is applicable:
     (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;
     (ii) duly completed copies of Internal Revenue Service Form W-8ECI;
     (iii) in the case of Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or
     (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made.
     3.02 Illegality. If the Lender determines that any Change in Law has made it unlawful for the Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by the Lender to the Borrower through the Administrative Agent, any obligation of the Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until the Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of the Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted and all amounts due under Section 3.05 in accordance with the terms thereof due to such prepayment or conversion. Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the reasonable judgment of the Lender, otherwise be materially disadvantageous to the Lender.
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     3.03 Inability to Determine Rates. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (b) if the Lender determines and notifies the Administrative Agent that the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Eurodollar Rate Loan, then the Administrative Agent will promptly notify the Borrower. Thereafter, the obligation of the Lender to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Base Rate Loans in the amount specified therein.
     3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Loans.
     (a) If the Lender determines that as a result of a Change in Law, or the Lender’s compliance therewith, there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by the Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which the Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c) utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of the Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such increased cost or reduction.
     (b) If the Lender determines a Change in Law has the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender as a consequence of the Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and the Lender’s desired return on capital), then from time to time upon demand of the Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such reduction.
     (c) The Borrower shall pay to the Lender, as long as the Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from the Lender. If the Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.
     (d) Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that
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the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
     3.05 Compensation for Losses. Upon demand of the Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
     (b) any failure by the Borrower to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.
     For purposes of calculating amounts payable by the Borrower to the Lender under this Section 3.05, the Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
     3.06 Matters Applicable to all Requests for Compensation. A certificate of the Administrative Agent or the Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or the Lender may use any reasonable averaging and attribution methods.
     3.07 Survival. All of the Borrower’s obligations under this Article III shall survive payment in full of all the Obligations.
     3.08 Mitigation Obligations. If the Lender requests compensation under Section 3.04 or if the Borrower is required to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 3.01, then the Lender shall use reasonable efforts to designate a different lending office for funding or booking its Eurodollar Loans or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future and (ii) would not subject the Lender to any un-reimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.
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ARTICLE IV.
CONDITIONS PRECEDENT
     4.01 Conditions Precedent. The obligation of the Lender to renew, rearrange and extend the Indebtedness outstanding under the Second Amended and Restated Credit Agreement and the effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:
     (a) White Deer Energy shall have invested no less than $50,000,000 in PEC via the purchase of preferred equity, any required NASDAQ approval shall have been obtained, and the approval of the Board of Directors of PEC shall have been obtained.
     (b) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) and unless otherwise specified, each properly executed by a Responsible Officer of the Borrower or other Person party thereto, each dated the Restatement Date and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
     (i) an executed counterpart of the Assumption Agreement and the Asset Sale Agreement;
     (ii) executed counterparts of this Agreement, the Pledge Agreement, amendments to the Mortgage to reflect that it secures the Renewal Term Loan and an amendment to the Security Agreement in sufficient number for distribution to the Administrative Agent, the Lender and Borrower;
     (iii) a Renewal Term Loan Note executed by the Borrower in favor of the Lender in a principal amount equal to the Lender’s Renewal Term Loan Commitment;
     (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of Borrower, PESC and PEC as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each officer thereof authorized to act in connection with the Asset Sale Agreement, this Agreement and the other Loan Documents to which the Borrower, PESC or PEC is a party; and
     (v) such evidence as the Administrative Agent may reasonably require to verify that Borrower, PESC and PEC is each duly organized or formed, validly existing, and in good standing in the jurisdiction of its organization and is qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification.
     (c) An opinion from counsel to Borrower, PESC and PEC, in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
     (d) The Borrower shall have paid Attorney Costs of the Administrative Agent to the extent invoiced prior to, or on, the Restatement Date, subject to the limitation set forth in Section 10.04 hereof.
     (e) The Administrative Agent’s receipt of Collateral Documents or amendments thereto, executed by Borrower and PESC, in appropriate form for recording, where necessary.
     4.02 Requirements of Lender and Administrative Agent.
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     The Borrower shall be entitle to receive, contemporaneously with the closing of this Agreement, the following from Lender and Administrative Agent:
     (a) Assumption Agreement consented to by the Lender;
     (b) Termination of Guaranties of the Restatement Date Released Parties;
     (c) Release of all mortgages executed and liens created by each of the Restatement Date Released Parties, except for PESC’s pledge of the limited liability company membership interest in the Borrower; and
     (d) UCC 3 terminations evidencing release of all financing statements wherein any Restatement Date Released Party shows as debtor (except for PESC) and UCC-3 amendment of the financing statement of PESC to reflect only its pledge of the limited liability company membership interest in the Borrower.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     The Borrower represents and warrants to the Administrative Agent and the Lender that:
     5.01 Existence; Qualification and Power; Compliance with Laws. The Borrower (a) is a limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in clause (a), (b) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, (d) is not a Person (I) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), or (II) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2, or (III) on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order, and (e) is in compliance, in all material respects, with (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (B) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Renewal Term Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
     5.02 Authorization; No Contravention. The execution, delivery and performance by Borrower and PESC of each Loan Document to which such Person is party have been duly authorized by
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all necessary limited liability or other organizational action, and do not and will not: (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation (other than the Liens created under the Loan Documents) to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law except in each case referred to in clause (b) or (c), to the extent that any such conflict, breach, contravention, creation or violation could not reasonably be expected to have a Material Adverse Effect.
     5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority, except for the filings in connection with the granting or continuation of security interests pursuant to the Collateral Documents or filings to maintain the existence, foreign qualification and good standing of the Borrower and PESC, is necessary or required in connection with the execution, delivery or performance by such Person of this Agreement or any other Loan Document.
     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been duly executed and delivered by Borrower and PESC. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Person, enforceable against each such Person that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law.
     5.05 Ownership of Property; Liens. Borrower has good title to, or valid leasehold interests in, all its real and personal property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect, the property of the Borrower is subject to no Liens, other than Permitted Liens, and the equity of Borrower is subject to no Liens, other than Permitted Liens.
     5.06 Environmental Compliance. The Borrower has reasonably concluded that (a) there are no claims alleging potential liability under or responsibility for violation of any Environmental Law except any such claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) there is no environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property owned, operated or used by the Borrower that could reasonably be expected to have a Material Adverse Effect, and (c) there is no violation by the Borrower of any Environmental Law, except for such violations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     5.07 Insurance. The properties of the Borrower are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are consistent with past practice.
     5.08 Taxes. The Borrower has filed or has caused to be filed all federal, state and other material tax returns and reports required to be filed, and has paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse
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Effect. To the knowledge of the Borrower, there is no proposed tax assessment against Borrower that would, if made, have a Material Adverse Effect.
     5.09 Margin Regulations; Investment Company Act; Use of Proceeds.
     (a) Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.
     (b) Neither the Borrower, PESC nor PEC is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     5.10 Disclosure; No Material Misstatements. All material factual information hereto furnished in connection with this Agreement by or on behalf of the Borrower in writing to the Administrative Agent or the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby, as modified or supplemented by other information so furnished, is true and accurate in all material respects, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information, in light of the circumstances under which it was made, not misleading. All estimates and projections delivered to the Administrative Agent or the Lender in connection with this Agreement were based upon information that was available at the time such estimates or projections were prepared and believed to be correct and upon assumptions believed to be reasonable at that time; however, the Borrower does not warrant that such estimates and projections will ultimately prove to have been accurate.
     5.11 Location of Business and Offices. Borrower’s (i) jurisdiction of organization, (ii) organizational identification number, (iii) correct legal name, and (iv) principal place of business and chief executive offices are as set forth in the Security Agreement.
     5.12 ERISA Compliance. The representations and warranties set forth in this Section 5.12 shall apply only if the Borrower or an ERISA Affiliate establishes a Plan.
     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws, except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect and except to the extent disclosed on Schedule 5.12. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, an application for such a letter is currently being processed by the IRS with respect thereto or the Plan utilizes a prototype form plan document and the prototype plan’s sponsor has received a favorable opinion or advisory letter from the IRS upon which Borrower or such ERISA Affiliate may rely, and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, except to the extent that nonqualification could not reasonably be expected to have a Material Adverse Effect and except to the extent disclosed on Schedule 5.12. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent that nonpayment could not reasonably be expected to have a Material Adverse Effect except to the extent disclosed on Schedule 5.12.
     (b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be
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expected to have a Material Adverse Effect or except to the extent disclosed on Schedule 5.12. Neither Borrower nor any ERISA Affiliate has engaged in or knowingly permitted to occur and, to Borrower’s knowledge, no other party has engaged in or permitted to occur any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect or except to the extent disclosed on Schedule 5.12.
     (c) (i) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability that (when aggregated with any other Unfunded Pension Liability) has resulted or could reasonably be expected to result in a Material Adverse Effect; and (iii) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA that could reasonably be expected to have a Material Adverse Effect.
     5.13 Compliance with Laws. Except with respect to Environmental Laws and Laws relating to taxes (which are covered by Sections 5.06 and 5.08, respectively), and except as disclosed on Schedule 5.12, the Borrower is not in violation of any Laws, other than such violations which could not, individually or collectively, reasonably be expected to have a Material Adverse Effect.
     5.14 Third Party Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any party that is not a party to this Agreement is necessary or required in connection with the execution, delivery or performance by the Borrower of this Agreement or any other Loan Document except where obtained or where the failure to receive such approval, consent, exemption, authorization, or the failure to do such other action by, or provide such notice could not reasonably be expected to have a Material Adverse Effect; and provided, however, that the transfer of rights in certain Collateral consisting of rights under contracts to a foreclosure purchaser may, in some instances, require the consent of third parties who have rights in such Collateral.
     5.15 Intentionally Deleted.
     5.16 Oil and Gas Leases. The Leases which constitute any part of the Oil and Gas Properties are in full force and effect as to those portions thereof that comprise the Oil and Gas Properties.
     5.17 Oil and Gas Contracts. Except (a) as set out on Schedule 5.17 attached hereto, and (b) as may subsequently occur and be disclosed by Borrower, Borrower is not obligated, by virtue of any prepayment under any contract providing for the sale by Borrower of Hydrocarbons which contains a “take-or-pay” clause or under any similar prepayment agreement or arrangement, including, “gas balancing agreements,” to deliver a material amount of Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor (i.e., in the case of oil, not in excess of sixty days, and in the case of gas, not in excess of ninety days). Except (a) as set out on Schedule 5.17 attached hereto, and (b) as may subsequently occur and be disclosed by Borrower, the Oil and Gas Properties are not subject to any contractual or other arrangement for the sale of crude oil which cannot be canceled on ninety days’ (or less) notice, unless the price provided for therein is equal to or greater than the prevailing market price in the vicinity. To the best of the Borrower’s knowledge, the Oil and Gas Properties are not subject to any regulatory refund obligation and no facts exist which might cause the same to be imposed.
     5.18 Producing Wells. All producing wells that constitute part of the Oil and Gas Properties (a) have been, during all times that any such wells were operated by Borrower, and (b) to the knowledge of Borrower, have been at all other times, drilled, operated and produced in conformity with all applicable
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Laws, are subject to no penalties on account of past production, and are bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties, or on Leases which have been pooled, unitized or communitized with the Oil and Gas Properties.
     5.19 Purchasers of Production. The names and business addresses of the Persons who (a) have purchased any of Borrower’s interests in oil and gas produced from the Oil and Gas Properties during the six calendar months preceding the Restatement Date, and (b) as of the Restatement Date, are considered by Borrower to be potential future purchasers of Borrower’s interest in oil and gas produced from the Oil and Gas Properties, are identified on Schedule 5.19 attached hereto.
ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as the Renewal Term Loan or other Obligation (other than contingent indemnity obligations) shall remain unpaid or unsatisfied, the Borrower shall:
     6.01 Reports. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Lender (and the Administrative Agent shall deliver to the Lender) on or before each March 31 until the Maturity Date, the Borrower shall furnish to the Administrative Agent a Reserve Report, which shall set out, as of the preceding December 31 the Proved Reserves attributable to the Oil and Gas Properties and which Reserve Report shall be the same as the report prepared for the SEC relating to December 31 of each year. Each Reserve Report shall be prepared by Cawley Gillespie & Associates, Inc. or other independent reservoir engineers acceptable to Administrative Agent.
     6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Lender:
     (a) copies of any JOA entered into by the Borrower not previously delivered to the Administrative Agent; and
     (b) promptly, such additional information (that is in the possession of the Borrower or that may be readily produced by the Borrower without undue effort or expense) regarding the business, financial or corporate affairs of the Borrower as the Administrative Agent, at the request of the Lender, may from time to time reasonably request.
     6.03 Notices. Promptly notify the Administrative Agent:
     (a) of the occurrence of any Default or Event of Default, as soon as possible but in any event within ten (10) days after Borrower has knowledge thereof;
     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following events if such has resulted or could reasonably be expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower; (ii) any litigation, investigation by or required by a Governmental Authority, proceeding or suspension of licenses or permits between the Borrower and any Governmental Authority (other than any litigation disclosed on any schedule hereto); and (iii) any dispute, litigation, investigation or proceeding involving the Borrower related to any Environmental Law;
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     (c) of any litigation, investigation or proceeding (other than any litigation disclosed on any schedule hereto) known to and affecting the Borrower and not previously known to or disclosed to the Lender in which (i) the amount involved exceeds (individually or collectively) $1,000,000, or (ii) injunctive relief or other relief is sought, which could be reasonably expected to have a Material Adverse Effect;
     (d) of any material change in accounting policies or financial reporting practices by the Borrower; and
     (e) by written notice (except in the case of the Restructure Transactions) at least ten (10) days before any proposed (A) relocation of the Borrower’s principal place of business or chief executive office, (B) change of the Borrower’s name, identity, or corporate, partnership or limited liability company structure, (C) relocation of the place where the books and records concerning the Borrower’s accounts are kept, (D) relocation of the Borrower’s Collateral (other than delivery of inventory in the ordinary course of business to third party contractors for processing and sales of inventory in the ordinary course of business or as permitted by the Loan Document) to a location not described on Annex A to the Security Agreement to which Borrower is a party, and (E) change of the Borrower’s jurisdiction of organization or organizational identification number, as applicable.
     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.
     6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable (a) the Obligations, (b) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and (c) all lawful claims which, if unpaid, would by Law become a Lien upon its property; except, in the case of clause (b) or (c), where (x) the validity thereof are being contested in good faith by appropriate proceedings and (y) adequate reserves in accordance with GAAP are being maintained by the appropriate Loan Party.
     6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Sections 7.06 and 7.07, and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises material to the conduct of its business, except in a transaction permitted by Sections 7.06 and 7.07, except where the failure to do so in each case could not reasonably be expected to have a Material Adverse Effect.
     6.06 Maintenance of Assets and Business. (a) Keep all property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; provided that no item of operating equipment need be repaired or replaced if the Borrower shall determine in good faith that such action is not necessary or desirable for the continued efficient and profitable operation of the business of the Borrower; (b) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations which may at any time and from time to time be necessary for the operation of its business in compliance with applicable Law, except where the failure to so maintain, renew, extend, or continue in effect could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
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     6.07 Maintenance of Insurance. (a) Maintain with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and which is reasonably acceptable to the Administrative Agent and will (i) furnish to the Administrative Agent on each anniversary of the Restatement Date a certificate or certificates of insurance from the applicable insurance company evidencing the existence of insurance required to be maintained by this Agreement and the other Loan Documents and evidencing that Administrative Agent is listed as loss payee on property insurance and the Administrative Agent and Lender are additional insureds on liability insurance, and (ii) upon request of the Administrative Agent, furnish to the Lender at reasonable intervals a certificate of an Responsible Officer of the Borrower setting forth the nature and extent of all insurance maintained in accordance with this Section.
     (b) Borrower will notify Administrative Agent in writing within five (5) Business Days of its receipt of any cash, checks, drafts, chattel paper and other instruments or writings for the payment of money in full or partial payment of amounts due under any casualty insurance policy in an amount in excess of $1,000,000. Upon receipt of such written notice, Borrower and Administrative Agent will have twenty (20) Business Days to determine whether all or any portion of such proceeds should be applied to reduce the Outstanding Amount of the Renewal Term Loan, or retained by Borrower for reinvestment in its business. If, after such twenty (20) Business Day period, the Administrative Agent elects to apply any portion of such proceeds to reduce the Outstanding Amount of the Renewal Term Loan, the Borrower will transmit and deliver to the Administrative Agent, in the form received, the amount elected by the Administrative Agent of such cash, checks, drafts, chattel paper and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Administrative Agent). Borrower may retain any portion of such proceeds in excess of the amount elected to be applied. Except as the Administrative Agent may otherwise consent in writing, any such items which may be received by the Borrower in excess of $1,000,000 and which Administrative Agent has elected to apply to reduce the Outstanding Amount of the Renewal Term Loan will not be commingled with any other funds or property of Borrower, but will be held separate and apart from Borrower’s own funds or property and upon express trust for the Administrative Agent until delivery is made to the Administrative Agent..
     6.08 Compliance with Laws and Contractual Obligations. (a) Comply in all material respects with the requirements of all Laws (including Environmental Laws) applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto, or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations, except if the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.
     6.09 Books and Records. Maintain (a) proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied (except as otherwise noted herein) shall be made of all financial transactions and matters involving its assets and business, and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it.
     6.10 Inspection Rights. Permit representatives and independent contractors acting jointly for the Administrative Agent and the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants, at such reasonable
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times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or the Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
     6.11 Compliance with ERISA. With respect to each Plan maintained by the Borrower, do each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws, (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, except to the extent that noncompliance, with respect to each event listed above, could not be reasonably expected to have a Material Adverse Effect and except to the extent disclosed on Schedule 5.12.
     6.12 Use of Proceeds. Use proceeds of the Renewal Term Loan to renew, rearrange and extend the Original Term Loan, Revolving O&G Development Loan, Interest Deferral Loan, First PIK Loan, and Second PIK Loan owed pursuant to the Second Amended and Restated Credit Agreement and to pay the 2009 Facility Fee.
     6.13 Intentionally Omitted.
     6.14 Further Assurances; Additional Collateral; In Lieu Letters. (a) The Borrower shall take such actions and execute and deliver such documents and instruments as the Administrative Agent shall reasonably require to ensure that the Administrative Agent or Collateral Agent on behalf of the Lender shall, at all times, have received currently effective, duly executed Loan Documents granting Liens and security interests in substantially all of the assets (other than Excluded Assets) of the Borrower, including all capital stock, partnership, joint venture, membership interests, or other equity interests except for (i) any motor vehicle or other equipment that has a certificate of title and a fair market value of less than $50,000, (ii) the Excluded Assets, and (iii) those properties and assets as to which the Administrative Agent shall determine in its sole discretion (in consultation with the Borrower) that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby.
     (b) In connection with the actions required pursuant to the foregoing subsection (a), the Borrower shall execute and deliver such stock certificates, blank stock powers, evidence of corporate authorization, opinions of counsel, current valuations, evidence of title, and other documents, and shall use commercially reasonable efforts to obtain third party consents, as shall be reasonably requested by the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.
     (c) The Liens required by this Section 6.14 shall be first priority Liens in favor of the Administrative Agent or Collateral Agent for the benefit of the Lender, subject to no other Liens except Permitted Liens of the type described in Section 7.01. The Liens required by this Section 6.14 shall be perfected Liens in favor of the Administrative Agent or Collateral Agent for the benefit of the Lender in all Collateral to the extent perfection has or will occur by (i) the filing of a Uniform Commercial Code financing statement in the relevant jurisdiction, (ii) filing or recording a mortgage in real property records of the county in which such real property or fixtures is located, (iii) possession or control or (iv) the notation on a certificate of title. If the Administrative Agent shall determine that, as of any date, the Borrower shall have failed to comply with this Section 6.14, the Administrative Agent may (and at the
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direction of the Lender, shall) notify the Borrower in writing of such failure and, within 30 days from and after receipt of such written notice by the Borrower, the Borrower shall execute and deliver to the Administrative Agent supplemental or additional Loan Documents, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, securing payment of the Renewal Term Loan Note and the other Obligations and covering additional assets and properties not then encumbered by the Loan Documents (together with such other information, as may be requested by the Administrative Agent, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent) such that the Administrative Agent shall have received currently effective duly executed and perfected Collateral Documents encumbering substantially all of the assets of the Borrower as required by Section 6.14(a).
     (d) If an Event of Default exists and is continuing, Borrower agrees to deliver, whenever requested by Administrative Agent, in its sole and absolute discretion, transfer orders or letters in lieu thereof with respect to the production and proceeds of production from the Oil and Gas Properties, in form and substance satisfactory to Administrative Agent.
     6.15 Title Defects. Cure any title defects to the Oil and Gas Properties material in value, in the reasonable opinion of the Administrative Agent, within thirty (30) days after receipt of written notice thereof from Administrative Agent and, in the event any title defects are not cured in a timely manner, pay all related costs and fees reasonably incurred by the Administrative Agent for the account of the Lender to do so.
     6.16 Leases. Keep and continue all Leases comprising the Oil and Gas Properties and related contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied; provided, however, that this provision shall not prevent the Borrower from abandoning and releasing any such Leases upon their termination as the result of cessation of production in paying quantities that did not result from the Borrower’s failure to maintain such production as a reasonably prudent operator. Subject to approval by the Administrative Agent, Borrower shall have the right to replace Leases that lapse or become impaired.
     6.17 Oil and Gas Properties. Borrower shall ensure that at all times it has available to it, either through its employees or those of PESC and PESC’s subsidiaries or through independent contractors, petroleum engineers with appropriate experience and expertise in the proper operation and development of properties similar to the Oil and Gas Properties.
     6.18 Operation of Oil and Gas Properties. Operate or, to the extent that the right of operation is vested in others, exercise all reasonable efforts to require the operator to operate the Oil and Gas Properties and all wells drilled thereon and that may hereafter be drilled thereon, continuously and in a prudent and workmanlike manner and in accordance with all Laws of the state in which the Oil and Gas Properties are situated and the United States, as well as all rules, regulations, and Laws of any Governmental Authority having jurisdiction to regulate the manner in which the operation of the Oil and Gas Properties shall be carried on, and comply with all terms and conditions of the Leases it now holds, and any assignment or contract obligating the Borrower in any way with respect to the Oil and Gas Properties, except for any such non-compliance that would not have a Material Adverse Effect; but nothing herein shall be construed to empower the Borrower to bind the Administrative Agent or the Lender to any contract obligation, or render the Administrative Agent or the Lender in any way responsible or liable for bills or obligations incurred by the Borrower.
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     6.19 Change of Purchasers of Production. Annually on December 31st of each year the Borrower shall notify the Administrative Agent in writing of the identity and address of each Person who: (a) has purchased any of the Borrower’s interests in oil and gas produced from the Oil and Gas Properties during the preceding six calendar months, and (b) are considered by Borrower to be potential future purchasers of Borrower’s interest in oil and gas produced from the Oil and Gas Properties.
     6.20 Liens on Oil and Gas Properties; Title Information. (a) At all times have granted in favor of the Administrative Agent for the benefit of the Lender as security for the Obligations first priority perfected Liens on no less than eighty percent (80%) of PV10 of the Proved Reserves that are attributable to the Oil and Gas Properties.
     (b) On or before the delivery to the Administrative Agent of each Reserve Report required by Section 6.01, the Borrower will deliver (or have previously delivered to the Administrative Agent) title information in form and substance acceptable to the Administrative Agent comprising a minimum of ninety percent (90%) of the PV10 of the Proved Reserves that are attributable to those Oil and Gas Properties evaluated by such Reserve Report (it being acknowledged that landman title reports on proved but undeveloped Oil and Gas Properties shall be satisfactory to the Administrative Agent and Lender for the purpose of demonstrating the status of title to such Oil and Gas Properties).
ARTICLE VII.
NEGATIVE COVENANTS
     So long as the Renewal Term Loan or other Obligation (other than contingent indemnity obligations) shall remain unpaid or unsatisfied, the Borrower agrees that it shall not:
     7.01 Liens. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
     (a) Liens pursuant to the Loan Document;
     (b) Liens existing on the Restatement Date and listed on Schedule 7.01 to this Agreement and any renewals or extensions thereof; provided that the property covered thereby is not increased, the amount of the Indebtedness secured thereby is not increased, and any renewal or extension of the obligations secured or benefited thereby is permitted under this Agreement;
     (c) Liens for taxes, assessments, or other governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
     (d) landlord’s, royalty owner’s, supplier’s, constructor’s, operator’s vendor’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business or which are incident to the exploration, development, operation and maintenance of Oil and Gas Properties or other business of the Borrower not overdue for a period of more than 90 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
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     (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;
     (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;
     (g) easements, rights of way, restrictions, servitudes, permits, conditions, covenants, exception or reservations and other similar encumbrances, defects, irregularities and deficiencies in title affecting real property which, in the aggregate, are not substantial in amount, and which do not, taken as a whole, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
     (h) judgment Liens not giving rise to an Event of Default;
     (i) any Lien existing on any asset prior to acquisition thereof by the Borrower; provided that (i) no such Lien shall be extended to cover property other than the asset being acquired, and (ii) such Lien was not created in contemplation of or in connection with such acquisition;
     (j) Liens securing Capital Lease obligations; provided that the Indebtedness in respect of such Capital Lease obligations is permitted under Section 7.04(d);
     (k) purchase money Liens upon or in any property acquired, constructed or improved by Borrower (placed on such property at the time of such acquisition or the completion of the construction or improvement or within 90 days thereafter) to secure the deferred portion of the purchase price of such property or to secure Indebtedness incurred to finance the acquisition, construction or improvement of such property; provided that (i) no such Lien shall be extended to cover property other than the property being acquired, constructed or improved and (ii) the Indebtedness thereby secured is permitted by Section 7.04(c);
     (l) Liens reserved in or exercisable under any lease or sublease to which the Borrower is a lessee which secure the payment of rent or compliance with the terms of such lease or sublease; provided, that the rent under such lease or sublease is not then overdue and the Borrower is in material compliance with the terms and conditions thereof;
     (m) any interest or title of a lessor under any lease entered into by the Borrower in the ordinary course of its business and covering only the assets so leased, and any interest of a landowner in the case of easements entered into by the Borrower in the ordinary course of its business and covering only the property subject to the easement;
     (n) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower;
     (o) licenses of patents, trademarks and other intellectual property rights granted by the Borrower in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower;
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     (p) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution;
     (q) Liens on any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or asset otherwise permitted under this Section;
     (r) Liens securing an obligation of a third party neither created, assumed nor guaranteed by the Borrower upon lands over which easements or similar rights are acquired by the Borrower in the ordinary course of business of the Borrower;
     (s) any Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Indebtedness is not increased except for increases in an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing, or replacement and in an amount equal to any existing commitments unutilized thereunder, and is not secured by any additional assets;
     (t) Liens arising out of the cash collateralization of letter of credit reimbursement obligations permitted under Section 7.04(h);
     (u) contractual Liens which arise in the ordinary course of business under JOAs, operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for sale, purchase, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, royalty and overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent;
     (v) Rights reserved to or vested in a Governmental Authority having jurisdiction to control or regulate any Oil and Gas Property in any manner whatsoever and all Laws of such Governmental Authorities, so long as the Borrower is in compliance with all such Laws, except for any non-compliance that would not result in a Material Adverse Effect;
     (w) consents to assignment and similar contractual provisions affecting an Oil and Gas Property to the extent, and only to the extent, such consents are not affected by or required for the execution, delivery, performance and enforcement of the Loan Document;
     (x) preferential rights to purchase and similar contractual provisions affecting an Oil and Gas Property to the extent, and only to the extent, such consents are not affected by delivery of the Loan Document or, if affected, have been waived; and
     (y) all defects and irregularities affecting title to an Oil and Gas Property that could not operate to reduce the net revenue interest of the Borrower for such Oil and Gas Property (if any), increase the working interest of the Borrower for such Oil and Gas Property (if any) without a corresponding
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increase in the corresponding net revenue interest, otherwise interfere materially with the operation, value or use of such Oil and Gas Property or cause a Material Adverse Effect;
     7.02 Investments. Make or own any Investments, except:
     (a) Investments existing on the Restatement Date; provided the amount of such Investment may not be increased by the Borrower after the Restatement Date;
     (b) Cash Equivalents;
     (c) Investment constituting Indebtedness permitted under Section 7.04(b);
     (d) Guarantees of Indebtedness permitted under Section 7.04;
     (e) Investments consisting of extensions of credit, including without limitation, in the nature of accounts receivable, arising from the grant of trade credit or prepayments or similar transactions entered into in the ordinary course of business and investments by the Borrower in satisfaction or partial satisfaction thereof from financially troubled account debtors to prevent or limit financial loss;
     (f) endorsements for collection or deposit in the ordinary course of business;
     (g) Investments in Oil and Gas Properties or assets used in the Midstream Business or Persons whose primary assets consist of Oil and Gas Properties or whose primary business is the Midstream Business;
     (h) Investments listed in Schedule 7.02; and
     (i) Investments (i) by Borrower in Subsidiaries formed to acquire Oil and Gas Properties or in connection with the Midstream Businesses, and (ii) resulting from Borrower’s acquisition of equity or joint venture interests in a Person primarily engaged in the ownership or development of Oil and Gas Properties or in the Midstream Businesses.
     7.03 Hedging Agreements. Borrower shall not enter into any Swap Contract.
     7.04 Indebtedness.
     Create, incur, or assume any Indebtedness except:
     (a) Indebtedness incurred pursuant to the Loan Documents;
     (b) Indebtedness owed by Borrower to PEC or PESC and any Indebtedness as to which any Transfer Payment is permitted to be made under Section 7.08; provided that in each such case such Indebtedness is governed by an intercompany agreement and evidenced by bookkeeping entries; provided further that the aggregate amount of such Indebtedness shall not exceed $2,000,000;
     (c) Indebtedness of the Borrower in respect of purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(k); provided, however, that the aggregate amount of such Indebtedness at any one time outstanding shall not exceed $500,000;
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     (d) Indebtedness of the Borrower in respect of Capital Lease obligations; provided that, such Capital Lease obligations will not require the payment of an aggregate amount in excess of $500,000 annually; provided further, that any Capital Lease obligation relating to compressors or compression equipment shall be excluded from this subsection and dealt with in Section 7.05;
     (e) Indebtedness consisting of surety bonds that the Borrower is required to obtain in order to comply with applicable Law or the requirements of any Governmental Authority;
     (f) Indebtedness secured by any Lien permitted under Section 7.01(i); provided, however, that the aggregate amount of such Indebtedness at any one time outstanding shall not exceed $500,000;
     (g) other Indebtedness of the Borrower not to exceed $500,000 in the aggregate principal amount outstanding at any time;
     (h) reimbursement obligations under letters of credit issued for the Borrower; provided the aggregate amount of such reimbursement obligations in connection with such letters of credit shall not exceed $1,500,000 at any time; and
     (i) Indebtedness existing on the date hereof and listed on Schedule 7.04.
provided, that if any Indebtedness is incurred pursuant to this Section 7.04, immediately after such Indebtedness is created, incurred or assumed, no Default or Event of Default shall exist.
     7.05 Lease Obligations. Create or suffer to exist any obligations for the payment of rent for any property under operating leases or agreements to lease (excluding leases of Oil and Gas Properties), except for (i) operating leases (or Capital Lease obligations) for compressors and compression equipment and services for which no dollar limitation shall be applicable, (ii) operating leases (or Capital Lease obligations) entered into or assumed by the Borrower prior to the date hereof or after the date hereof in the ordinary course of business; provided that, such other operating leases (or Capital Lease Obligations) will not require the payment of an aggregate amount of payments in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $2,000,000 annually, exclusive of expenses for maintenance, repairs, insurance, taxes, assessments and similar changes, and (iii) other operating leases (other than those constituting Synthetic Lease Obligations) entered into or assumed by the Borrower or any of its Subsidiaries prior to the date hereof or after the date hereof in the ordinary course of business.
     7.06 Fundamental Changes. Merge, dissolve, liquidate or consolidate with or into any Person; except that, so long as no Default or Event of Default exists or would result therefrom:
     (a) any Person may merge, dissolve or liquidate into the Borrower; provided that in the case of a merger the Borrower is the surviving entity;
     (b) in connection with any Approved Disposition (i) any Person may merge into the Borrower with such Person being the surviving entity and (ii) the Borrower may merge into any Person.
     7.07 Dispositions.
     Make any Disposition or enter into any agreement to make any Disposition, except:
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     (a) Dispositions of equipment or real property for fair market value to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
     (b) other Dispositions pursuant to an Approved Disposition; provided the Borrower shall use the Net Cash Proceeds thereof to prepay the Renewal Term Loan in accordance with Section 2.03(b);
     (c) Dispositions of property that is no longer commercially viable to maintain or is obsolete, surplus or worn-out property; and
     (d) Dispositions permitted under Section 7.06.
     7.08 Transfer Payments; Restricted Payments. Declare or make any Transfer Payment or incur any obligation (contingent or otherwise) to do so, except that (i) Borrower may make Transfer Payments to PESC for direct costs and expenses incurred by PESC on its behalf, (ii) Borrower may make Transfer Payments to PESC in an amount equal to the allocation, in accordance with the G&A Formula, of Borrower’s general and administrative costs; and (iii) Borrower may make Transfer Payments to PESC or PEC in an amount reasonably determined to be equal to Borrower’s consolidated income tax liability (and to be reasonably acceptable to the Lender). Borrower shall not declare or make any Restricted Payment, or incur any obligation (contingent or otherwise) to do so.
     7.09 ERISA. At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or knowingly permit any Plan maintained by the Borrower to: (a) engage in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws, except as disclosed on Schedule 5.12; or (c) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect or except to the extent disclosed on Schedule 5.12.
     7.10 Nature of Business; Risk Management. Engage in any line of business substantially different from those lines of business conducted by the Borrower on the Restatement Date. Without the written approval of the Administrative Agent, the Borrower may not materially change its risk management policy.
     7.11 Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) the transactions under the agreements listed on Schedule 7.11, (ii) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower than could be obtained on an arm’s length basis from unrelated third parties, (iii) payments to PESC or PEC in an amount equal to the taxes allocated to Borrower permitted pursuant to Section 7.08(iii), (iv) any Transfer Payments to PESC permitted under Sections 7.08(i) and (ii); (vi) any Indebtedness permitted under Section 7.04(b); and (vii) the provision of gas gathering services by the Borrower and the provision of services as an operator by the Borrower in the Appalachian region to PostRock MidContinent Production LLC and its Subsidiaries.
     7.12 Use of Proceeds. Use the proceeds of the Renewal Term Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within
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the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
     7.13 Material Amendment. Permit, except for amendments or assignments made to accommodate, permit, or otherwise made in connection with, the Restructure Transactions (including the White Deer Energy Investment) any amendment to any Borrower Organization Document, if such amendment could reasonably be expected to (y) have a Material Adverse Effect on the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party or (z) otherwise materially adversely affect the Lender.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
     8.01 Events of Default. Any of the following shall constitute an Event of Default:
     (a) Non-Payment . The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of the Renewal Term Loan or (ii) within three Business Days after the same becomes due, any interest on the Renewal Term Loan, or any other amount payable hereunder or under any other Loan Document; or
     (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05 (with respect to the Borrower’s existence), 6.10, 6.12,6.15, 6.16, 6.18 or Article VII; or
     (c) Other Defaults. Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in the Loan Document on its part to be performed or observed and such failure continues for 30 days after the date notice has been given to the Borrower by the Administrative Agent or the Lender; or
     (d) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or
     (e) Intentionally Deleted.
     (f) Insolvency Proceedings, Etc. (i) The Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property or takes any action to effect any of the foregoing; or (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or (iii) any proceeding under any Debtor Relief Law relating to Borrower or to all or any part of its property is instituted without the consent of Borrower and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
     (g) Inability to Pay Debts; Attachment. (i) The Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of
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attachment or execution or similar process is issued or levied against property which is a material part of the property of the Borrower taken as a whole, and is not released, vacated or fully bonded within 45 days after its issue or levy; or
     (h) Judgments. There is entered against the Borrower (i) a final non-appealable judgment or order for the payment of money in an aggregate amount exceeding (individually or collectively) $1,000,000 (to the extent not covered by third-party insurance as to which the insurer does not dispute coverage), or (ii) any non-monetary final non-appealable judgment that has or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order and is not released, vacated or fully bonded within 60 days after its attachment or levy; or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA. (i) If the Borrower maintains any Pension Plan or any Multiemployer Plan, an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000, or (ii) if there is any Multiemployer Plan, the Borrower fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or
     (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Lender or satisfaction in full of all the Obligations (other than contingent indemnity obligations), ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or the Borrower denies that it has any or further liability or obligation under the Loan Document, or purports to revoke, terminate or rescind a Loan Document; or
     (k) Change of Control. There occurs any Change of Control; or
     (l) Dissolution. The Borrower shall dissolve, liquidate, or otherwise terminate its existence, except as permitted in Section 7.06; or
     (m) Collateral; Impairment of Security, etc. (i) Any provision of the Loan Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or the Borrower shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than as permitted herein or in any Collateral Document) cease to be a perfected and first priority security interest subject to Permitted Liens.
     8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Lender:
     (a) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
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     (b) exercise on behalf of itself and the Lender all rights and remedies available to it and the Lender under the Loan Documents or applicable Law;
provided, however, that upon the occurrence of any event specified in subsection (f) of Section 8.01, the unpaid principal amount of the outstanding Renewal Term Loan and all interest and other amounts as aforesaid shall automatically become due and payable as of the date of such occurrence and the Borrower’s obligation to pay such amounts shall be absolute and unconditional, and, to the fullest extent permitted by applicable Law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against the Administrative Agent, the Lender or any other Person for any reason whatsoever.
     8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Renewal Term Loan has automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent as set forth in Section 2.08(d).
ARTICLE IX.
ADMINISTRATIVE AGENT
     9.01 Appointment and Authorization of Agents. Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.
     9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents (including the Collateral Agent), employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither the Administrative Agent nor Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
     9.03 Default; Collateral. (a) All rights of action under the Loan Documents and all right to the Collateral, if any, hereunder may be enforced by the Administrative Agent (or Collateral Agent) and any suit or proceeding instituted by the Administrative Agent (or Collateral Agent) in furtherance of such enforcement shall be brought in its name as the Administrative Agent (or Collateral Agent) without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of the Lender subject to the expenses of the Administrative Agent and Collateral Agent. In actions with respect to any property of the Borrower or any other Borrower, the Administrative Agent (and the Collateral Agent) is acting for the ratable benefit of the Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligations shall be construed as being for the ratable benefit of the Lender.
     (b) Lender authorizes and directs the Administrative Agent and the Collateral Agent to enter into the Collateral Documents on behalf of and for the benefit of the Lender (or if previously entered into, hereby ratifies the Administrative Agent’s and Collateral Agent’s previously entering into such agreements and Collateral Documents).
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     (c) The Administrative Agent and Collateral Agent are each hereby authorized on behalf of the Lender, without the necessity of any notice to or further consent from the Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.
     (d) The Lender hereby irrevocably authorizes the Administrative Agent and/or Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent or Collateral Agent upon any Collateral: (i) constituting property in which Borrower owned no interest at the time the Lien was granted or at any time thereafter; (ii) constituting property leased or granted to the Borrower under a lease, easement or right-of-way which has expired or been terminated in a transaction permitted under the Loan Documents or is about to expire and which has not been, and is not intended by Borrower to be, renewed; and (iii) consisting of an instrument evidencing Indebtedness pledged to the Administrative Agent or Collateral Agent (for the benefit of the Lender), if the Indebtedness evidenced thereby has been paid in full. In addition, the Lender irrevocably authorize the Administrative Agent and Collateral Agent to release Liens upon Collateral as contemplated in Section 10.01(b) or (c), or if approved, authorized, or ratified in writing by the Lender. Upon request by the Administrative Agent (or Collateral Agent) at any time, the Lender will confirm in writing the Administrative Agent’s (or Collateral Agent’s) authority to release particular types or items of Collateral pursuant to this Section 9.03.
     (e) In furtherance of the authorizations set forth in this Section 9.03, the Lender hereby irrevocably appoints the Administrative Agent and Collateral Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each the Lender (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Documents), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain, and preserve Lender’ Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in paragraph (f) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent’s and the Collateral Agent’s power, as attorney, relative to the Collateral matters described in this Section 9.03. The powers and authorities herein conferred on the Administrative Agent and Collateral Agent may be exercised by the Administrative Agent or Collateral Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Administrative Agent or Collateral Agent (or any Person acting on behalf of the Administrative Agent or Collateral Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section 9.03(d) to the Administrative Agent and Collateral Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid.
ARTICLE X.
MISCELLANEOUS
     10.01 Amendments, Reconveyance of ORRI; Release of Collateral, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Lender and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     (b) Upon any sale, transfer, or Disposition of Collateral which is permitted pursuant to the Loan Documents or in connection with any Approved Disposition, and upon 5 Business Days’ prior written request by the Borrower (which request must be accompanied by (i) true and correct copies of all
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material documents of transfer or Disposition, including any contract of sale and (ii) all requested release instruments in form and substance satisfactory to the Administrative Agent, the Administrative Agent and/or Collateral Agent shall (and is hereby irrevocably authorized by the Lender to) execute such documents as may be necessary to evidence the release of Liens granted to the Administrative Agent and/or Collateral Agent for the benefit of the Lender pursuant hereto in such Collateral; provided any payment owing by PEC to Lender pursuant to the Asset Sale Agreement shall be contemporaneously paid (or in the case of delivery of shares of PEC, such shares shall have been delivered). Neither the Administrative Agent nor the Collateral Agent shall be required to execute any release instruments on terms which, in the Administrative Agent’s (or Collateral Agent’s) opinion, would expose the Administrative Agent or Collateral Agent to liability or create any obligation or entail any consequence other than the release of Liens without recourse or warranty. No such release shall impair the Administrative Agent’s and/or Collateral Agent’s Lien on the proceeds of sale of such Collateral but only to the extent of Net Cash Proceeds related to such Disposition and to the extent of any satisfaction of Obligations in accordance with the terms of the Asset Sale Agreement. Lender and Administrative Agent agree that the Borrower shall have the right first to repay any outstanding intercompany loans made by PESC to the Borrower after the Restatement Date and prior to the date of such Disposition with the proceeds from any Disposition.
     (c) If (i) pursuant to an Approved Disposition, (A) 100% of the limited liability company membership interest in Borrower is sold or (B) the Borrower sells all or substantially all of its Oil and Gas Properties or (ii) the Renewal Term Loan and other Obligations (other than contingent indemnity obligations) have been indefeasibly paid in full then, in either event, (x) the Administrative Agent agrees to, and the Lender hereby instructs the Administrative Agent and Collateral Agent to, at the Borrower’s expense, execute and authorize such releases of the Collateral Documents as the Borrower shall reasonably request and this Agreement shall be deemed terminated and (y) the Lender agrees to execute reconveyances of the ORRIs to their respective grantors (or their designees). Lender further agrees that any payments owing under any ORRI shall accrue and will not be payable until March 31, 2011; provided if an Approved Disposition occurs prior to March 31, 2011, Lender agrees no payment will be made on account of accrued but unpaid royalties under the ORRI.
     (d) The Lender and the Administrative Agent hereby waive (i) notice of the Restructure Transactions, (ii) any notice period requirements relating to the Restructure Transactions; (iii) any contents of the notice or other requirements associated with notice relating to the Restructure Transactions; (iv) any provisions of the Second Amended and Restated Credit Agreement in regards to the Restructure Transactions that would have the effect of prohibiting any or all of the Restructure Transactions; and (v) any amendment or termination of Material Agreements (as defined in the Amended and Restated Credit Agreement) that occurs in connection with the Restructure Transactions.
     10.02 Notices and Other Communications; Facsimile Copies.
     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower or the Administrative Agent, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower and the Administrative Agent. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended
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recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by the Administrative Agent. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in accordance with this Section, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.
     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and shall not be recognized hereunder for any other purpose.
     (d) Reliance by Administrative Agent and Lender. The Administrative Agent and the Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and the Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     10.03 No Waiver; Cumulative Remedies. No failure by the Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     10.04 Attorney Costs; Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation, syndication, administration and execution of this Agreement and the other Loan Documents, including the filing, recording, refiling or rerecording of any mortgage, any pledge agreement and any Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of any mortgage, any pledge agreement or any security agreement, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions
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contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, provided however that all such costs and expenses, Attorney Costs and FA Costs of the Administrative Agent and Lender relating to this Agreement shall not to exceed in the aggregate $50,000, and provided further, however, that all such costs and expenses, Attorney Costs and FA Costs of the Administrative Agent and Lender relating to this Agreement, together with all such costs and expenses, Attorney Costs and FA Costs as defined in, and as provided for in, the credit agreements of even date herewith relating to the $350 Million Borrowing Base Facility and the $15 Million Secured Pipeline Loan shall not exceed in the aggregate $1,000,000; and (b) to pay or reimburse the Administrative Agent and the Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any workout or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or the Lender. The agreements in this Section shall survive the repayment of all the Obligations.
     10.05 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, the Administrative Agent, the Collateral Agent, the Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or the Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against the Borrower, PESC or any of their respective officers or directors, arising out of or relating to, the Loan Documents, the use or contemplated use of the proceeds of the Renewal Term Loan, or the relationship of the Borrower, the Administrative Agent, the Collateral Agent and the Lender under this Agreement or any other Loan Document; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation of the Administrative Agent or the replacement of the Lender) be asserted or imposed against any Indemnitee by any Person or by the Borrower or PESC, arising out of or relating to, the Loan Documents, the use or contemplated use of the proceeds of the Renewal Term Loan, or the relationship of the Borrower, the Administrative Agent, the Collateral Agent and the Lender under this Agreement or any other Loan Document; (c) without limiting the foregoing, any and all claims, demands, actions or causes of action, judgments and orders, penalties and fines that are asserted or imposed against any Indemnitee, (i) under the application of any Environmental Law applicable to the Borrower or any of its properties or assets, including the treatment or disposal of Hazardous Substances on any of its properties or assets, (ii) as a result of the breach or non-compliance by the Borrower with any Environmental Law applicable to the Borrower, (iii) due to past ownership by the Borrower of any of its properties or assets or past activity on any of its properties or assets which, though lawful and fully permissible at the time, could result in present liability, (iv) due to the presence, use, storage, treatment or disposal of Hazardous Substances on or under, or the escape, seepage, leakage, spillage, discharge, emission or Release from, any of the properties owned or operated by the Borrower (including any liability asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower, or (v) due to any other environmental, health or safety condition in connection with the Loan Documents; (d) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a), (b) or (c) above; and (e) any and all liabilities (including liabilities
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under indemnities), losses, costs, damages or expenses (including Attorney Costs and settlement costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, WHETHER OR NOT ARISING OUT OF THE STRICT LIABILITY OR NEGLIGENCE OF AN INDEMNITEE, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitees, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements result from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section shall survive repayment of the Obligations.
     10.06 Payments Set Aside. To the extent that the Borrower makes a payment to the Administrative Agent or the Lender, or the Administrative Agent or the Lender exercises its right of setoff, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) the Lender agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
     10.07 Successors and Assigns.
     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender and Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement at the time owing to it; provided that:
     except in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or in the case of an assignment to an Affiliate of the Lender, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade
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Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (Borrower’s consent not to be unreasonably withheld, conditioned or delayed) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans assigned. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative details form in form and substance satisfactory to the Administrative Agent.
     Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.07, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lender and principal amounts of the Loans owing to, the Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as the Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and the Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (d) Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loan owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, or (ii) reduce the principal, interest, fees or other amounts payable to such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant
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to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were the Lender.
     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were the Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01 as though it were a Lender.
     (f) The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Renewal Term Loan Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.
     (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.
     10.08 Confidentiality. The Lender agrees that it will not disclose without the prior consent of the Borrower (other than to directors, officers, employees, auditors, accountants, counsel or other professional advisors of the Administrative Agent or the Lender) any information with respect to the Borrower which is furnished pursuant to this Agreement; provided that the Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or federal regulatory body having or claiming to have jurisdiction over the Lender or submitted to or required by the Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to the Lender, (e) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided that such Eligible Assignee or Participant or prospective Eligible Assignee or Participant executes an agreement containing provisions substantially similar to those contained in this Section 10.08, (f) in connection with the exercise of any remedy by the Lender if an Event of Default pertaining to the Loan Documents has occurred and is continuing, (g) in connection with any litigation involving the Lender pertaining to the Loan Documents, (h) to the Lender or the Administrative Agent, or (i) to any Affiliate of the Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and obligated to keep such information confidential).
     10.09 Set-off. In addition to any rights and remedies of the Lender provided by Law, upon the occurrence and during the continuance of any Event of Default, the Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the
Quest Eastern Amended
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Lender to or for the credit or the account of the Borrower against any and all Obligations owing to the Administrative Agent and the Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or the Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
     10.10 Interest Rate Limitation. Regardless of any provision contained in any Loan Document, neither the Administrative Agent nor the Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligations, any amount in excess of the Maximum Rate, and, if the Lender ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and the Lender and the Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations. However, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lender shall refund such excess, and, in such event, the Lender shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount.
     10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile, photocopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement. Any signature page of a counterpart may be detached therefrom without impairing the legal effect of the signatures thereon and attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages signed by other parties.
     10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lender in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
     10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and the Lender, regardless of any investigation made by the Administrative Agent or the Lender or on their behalf and notwithstanding that the Administrative Agent or the Lender may have had notice or knowledge of
Quest Eastern Amended
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any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as the Renewal Term Loan or any other Obligation shall remain unpaid or unsatisfied.
     10.14 Severability. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     10.15 Governing Law.
     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER UNITED STATES FEDERAL LAW.
     (b) THE BORROWER AGREES TO THIS SECTION 10.15(b). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND LENDER CONSENTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND LENDER (1) IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO, AND (2) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS FOR NOTICES DESIGNATED HEREIN. THE BORROWER, THE ADMINISTRATIVE AGENT AND LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
     10.16 Waiver of Right to Trial by Jury, Etc. EACH PARTY TO THIS AGREEMENT HEREBY (a) EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THE LOAN DOCUMENTS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH
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ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THIS AGREEMENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY; AND (b) EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; PROVIDED THAT THE WAIVER CONTAINED IN THIS SECTION 10.16(b) SHALL NOT APPLY TO THE EXTENT THAT THE PARTY AGAINST WHOM DAMAGES ARE SOUGHT HAS ENGAGED IN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     10.17 Release. As additional consideration for the execution, delivery and performance of this Agreement by the parties hereto and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement, the Borrower warrants and represents to the Administrative Agent, the Collateral Agent and the Lender that no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Administrative Agent, the Collateral Agent or the Lender or any defense to (i) the payment of Obligations under the Note and/or the Loan Documents, or (ii) the performance of any of its obligations with respect to the Note and/or the Loan Documents. In the event any such facts, events, statuses or conditions exist or have existed, Borrower unconditionally and irrevocably hereby RELEASES, RELINQUISHES and forever DISCHARGES Administrative Agent, the Collateral Agent and the Lender, as well as their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which the Borrower may have against any of them or their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives arising out of or with respect to (a) any right or power to bring any claim for usury or to pursue any cause of action based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of any of them, and their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable Law.
     10.18 Release of Restatement Date Released Parties. As of the Restatement Date, the Administrative Agent and the Lender hereby release and discharge from any liability associated with the Indebtedness under this Agreement, the Second Amended and Restated Credit Agreement, the First Amended and Restated Credit Agreement, the Original Credit Agreement and any Guaranty or other Loan Document each of the Restatement Date Released Parties. The Administrative Agent is irrevocably authorized by Lender to execute such releases and terminations of Liens and financings statements as shall be appropriate in light of the release and discharge of the Restatement Date Released Parties provided in this Section.
     10.19 Amendment and Restatement. This Agreement amends and restates in its entirety the Second Amended and Restated Credit Agreement, which Second Amended and Restated Credit Agreement amended and restated in its entirety the First Amended and Restated Credit Agreement, which First Amended and Restated Credit Agreement amended and restated in its entirety the Original Credit
Quest Eastern Amended
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Agreement, and the Renewal Term Loan Note continues to evidence the Indebtedness incurred in connection with Original Credit Agreement, as amended and restated by the First Amended and Restated Credit Agreement, as amended and restated by the Second Amended and Restated Credit Agreement. All liens and security interests created and existing under the Original Credit Agreement, First Amended and Restated Credit Agreement and Second Amended and Restated Credit Agreement, other than those granted by the Restatement Date Released Parties, shall continue in force and effect to secure the Obligations of Borrower to the Lender pursuant to the Renewal Term Loan Note and this Agreement, and Borrower hereby ratifies, adopts and confirms all such prior liens and security interests.
     10.20 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of this page intentionally left blank.]
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and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

QUEST EASTERN RESOURCE LLC,
a Delaware limited liability company, as Borrower,

By:	POSTROCK ENERGY SERVICES
CORPORATION, its sole member

	By:	/s/ David C. Lawler
David C. Lawler, President
and Chief Executive Officer
Quest Eastern Amended
and Restated Credit Agreement
Signature Page 1

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title	Manager, Agency
Quest Eastern Amended
and Restated Credit Agreement
Signature Page 2

ROYAL BANK OF CANADA, as Lender
By:	/s/ Leslie P. Vowell
Leslie P. Vowell
Attorney-in-Fact

Quest Eastern Amended
and Restated Credit Agreement
Signature Page 3

EXHIBIT A-1
FORM OF BORROWING NOTICE
Date:                     ,
To:     Royal Bank of Canada, as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of September 21, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quest Eastern Resource LLC, a Delaware limited liability company (the “Borrower”), Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.
     The undersigned hereby requests:
I. RENEWAL TERM LOAN
1.	Amount of Renewal Term Loan Commitment: Maximum of $43,760,206.42.

2.	Amount of Borrowing: $

3.	Requested date of Borrowing: , 2010.
     The undersigned hereby certifies that the following statements will be true on the date of the proposed Borrowing after giving effect thereto and to the application of the proceeds therefrom:
     (a) the representations and warranties of the Borrower contained in Article V of the Agreement are true and correct in all material respects as though made on and as of such date (except such representations and warranties which expressly refer to an earlier date, which are true and correct in all material respects as of such earlier date);
     (b) the amount of the requested Borrowing will not exceed the Renewal Term Loan Commitment; and
     (c) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.
Exhibit A-1 Page 1
Form of Borrowing Notice

     The Borrowing requested herein complies with Section 2.02 of the Agreement, as applicable.

QUEST EASTERN RESOURCE LLC, a Delaware limited liability company, as Borrower,

By:	POSTROCK ENERGY SERVICES CORPORATION, its sole member

By:
David C. Lawler, President
and Chief Executive Officer
Exhibit A-1 Page 2
Form of Borrowing Notice

EXHIBIT A-2
FORM OF CONVERSION/CONTINUATION NOTICE
Date:                     ,
TO:     Royal Bank of Canada, as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of September 21, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quest Eastern Resource LLC, a Delaware limited liability company (the “Borrower”), Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.
     The undersigned hereby requests:
I. RENEWAL TERM LOAN FACILITY

1.	Amount of [conversion] [continuation]:			$

2.	Existing rate:			Check applicable blank

	(a)	Base Rate

	(b)	Eurodollar Rate Loan with
Interest Period of:

		(i)	one month
		(ii)	two months
		(iii)	three months
		(iv)	six months

3.	If a Eurodollar Rate Loan, date of the last day of the Interest Period for such Loan: , 201_.

The Loan described above is to be [converted] [continued] as follows:

4.	Requested date of [conversion] [continuation]: , 200_.

5.	Requested Type of Loan and applicable Dollar amount:

	(a)	Base Rate Loan for $

	(b)	Eurodollar Rate Loan with Interest Period of:

		(i)	one month for	$
		(ii)	two months for	$
		(iii)	three months for	$
		(iv)	six months for	$
Exhibit A-3 Page 1
Form of Conversion/Continuation Notice

     The [conversion] [continuation] requested herein complies with Section 2.02 of the Agreement, as applicable.

QUEST EASTERN RESOURCE LLC,
a Delaware limited liability company, as Borrower,

By:	POSTROCK ENERGY SERVICES CORPORATION, its sole member

By:
David C. Lawler, President
and Chief Executive Officer
Exhibit A-3 Page 2
Form of Conversion/Continuation Notice

EXHIBIT A-3
FORM OF REPAYMENT NOTICE
Date:                     ,
To: Royal Bank of Canada, as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of September 21, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quest Eastern Resource LLC, a Delaware limited liability company (the “Borrower”), Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.
     The undersigned hereby is repaying the below described Loan(s) as follows:
I.	RENEWAL TERM LOAN
1.	Outstanding Principal Balance of Renewal Term Loan outstanding prior to the repayment referred to herein: $

2.	Amount of repayment: $

3.	Date of repayment: , 201_.
     The repayment referred to herein complies with Section 2.03 of the Agreement.

QUEST EASTERN RESOURCE LLC, a Delaware limited liability company, as Borrower,

By:	POSTROCK ENERGY SERVICES CORPORATION, its sole member

By:
David C. Lawler, President
and Chief Executive Officer
Exhibit A-3 Page 1
Form of Repayment Notice

EXHIBIT B
FORM OF RENEWAL TERM LOAN NOTE

$43,760,206.42	September 21, 2010
     FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of ROYAL BANK OF CANADA (the “Lender”), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of                      ($                    ), or such lesser principal amount of the Renewal Term Loan made by Lender due and payable by the Borrower to the Lender on the Maturity Date under that certain Third Amended and Restated Credit Agreement, dated as of even date herewith (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lender, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.
     The Borrower promises to pay principal and interest on the unpaid principal amount of Renewal Term Loan from the date of such Renewal Term Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds to the account designated by the Administrative Agent in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
     This Renewal Term Note is the Renewal Term Note referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Renewal Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Renewal Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Renewal Term Note and endorse thereon the date, amount and maturity of its Renewal Term Loan and payments with respect thereto.
     This Renewal Term Note is a Loan Document and is subject to Section 10.10 of the Credit Agreement, which is incorporated herein by reference the same as if set forth herein verbatim.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, notice of intent to accelerate, notice of acceleration, demand, dishonor and non-payment of this Renewal Term Note.
Exhibit B Page 1
Form of Renewal Term Loan Note

     THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

QUEST EASTERN RESOURCE LLC, a Delaware limited liability company, as Borrower,

By:	POSTROCK ENERGY SERVICES CORPORATION, its sole member

By:
David C. Lawler, President
and Chief Executive Officer
Exhibit B Page 2
Form of Renewal Term Loan Note

EXHIBIT C
FORM OF ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Credit Agreement identified below (as may be amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as the Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as the Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate of [identify Lender]

3.	Borrower:	Quest Eastern Resource LLC

4.	Administrative Agent:	Royal Bank of Canada, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Third Amended and Restated Credit Agreement dated as of September 21, 2010 among Quest Eastern Resource LLC, the Lender, and Royal Bank of Canada, as Administrative Agent.
Exhibit C Page 1
Form of Assignment and Assumption

6.	Assigned Interest:

	Aggregate Amount of	Amount of
	Commitment/Loans for	Commitment/Loans	Percentage Assigned of
	all Lender*	Assigned*	Commitment/Loans
Renewal Term Loan:	$	$	%
[7.      Trade Date:                                ]
Effective Date:                     , 201_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
Consented to and Accepted:

[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By	Title:
Exhibit C Page 2
Form of Assignment and Assumption

[Consented to:]

QUEST EASTERN RESOURCE LLC, a Delaware limited liability company, as Borrower,

By:	POSTROCK ENERGY SERVICES
CORPORATION, its sole member

By:
David C. Lawler, President
and Chief Executive Officer
Exhibit C Page 3
Form of Assignment and Assumption

ANNEX 1
TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
          1.1 Assignor. The Assignor: (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Loan Document.
          1.2. Assignee. The Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become the Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as the Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of the Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as the Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
Exhibit C Page 4
Form of Assignment and Assumption